UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2005
                                                 -----------------

                                NCRIC Group, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                  0-25505                52-2134774
-----------------------------        ------------------          ----------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
of Incorporation)                                            Identification No.)


1115 30th Street, N.W., Washington, D.C.                         20007
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (202) 969-1866
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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Item 7.01         Regulation FD Disclosure
                  ------------------------------------------

As previously announced, on February 28, 2004 NCRIC Group, Inc. ("NCRIC") entered into an Agreement and Plan of Merger with ProAssurance Corporation ("PRA"), which provides for the merger of NCRIC into NCP Merger Corporation, a newly formed wholly owned subsidiary of PRA. Under the terms of the Merger Agreement each holder of common stock of NCRIC will have the right to receive
0.25 of a share of PRA's common stock for each share of NCRIC common stock, subject to adjustment. The transaction is subject to customary conditions, including the receipt of required regulatory approvals and approval by NCRIC stockholders.

On March 18, 2005, a Schedule 13D was filed by certain shareholders, which filing expressed concerns about the proposed merger transaction. In particular, the 13D filers stated that they intend to propose to the registrant's Board of Directors that it release potential acquirers from certain confidentiality agreements so that potential acquirers may conduct additional due diligence that could lead to a purchase offer. By letter dated March 29, 2005, NCRIC responded to this filing and stated that it does not believe that the confidentiality agreements entered into with third parties precludes their ability to make additional proposals to the Board. A copy of the registrant's letter is attached as Exhibit 99.1 to this report.

PRA and NCRIC will file with the SEC a registration statement and a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of NCRIC are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, as they will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about PRA and NCRIC, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Eric Anderson, Senior Vice President, Investor Relations, NCRIC Group, Inc., 1115 30th Street, N.W., Washington, D.C. 20007, tel: (202) 969-3102 or to Frank B. O'Neil, Senior Vice President, Corporate Communications and Investor Relations, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, tel: (205) 877-4461.

NCRIC and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of NCRIC in connection with the proposed merger. Information about the directors and executive officers of NCRIC and their ownership of NCRIC common stock is set forth in the proxy statement, dated April 2, 2004, for NCRIC's 2004 annual meeting of stockholders, as filed with the SEC.

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The information furnished under this Item 7.01 of the Current Report on
Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

(a)      Financial statements of businesses acquired. Not Applicable.

(b)      Pro forma financial information. Not Applicable.

(c)      Exhibits.

The following exhibit is attached as part of this report:

Exhibit 99.1        March 29, 2005 letter from the registrant to the 13D filers.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NCRIC GROUP, INC.


DATE: March 30, 2005               By: /s/ R. Ray Pate, Jr.
                                           -------------------------------------
                                           R. Ray Pate, Jr.
                                           President and Chief Executive Officer





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                                  EXHIBIT INDEX

         Exhibit No.                Description
         -----------                -----------

         Exhibit 99.1 March 29, 2005 letter from the registrant to the 13D filers.